      As filed with the Securities and Exchange Commission on March 6, 2002
                                                       Registration No. 333-
                                                                            ----

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                           SOMERA COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

                                             5383 Hollister Avenue
        Delaware                         Santa Barbara, California  93111                                   77-0521878
(State of Incorporation)      (Address of principal executive offices, including zip code)      (IRS Employer Identification Number)

                 ----------------------------------------------

                             1999 Stock Option Plan
                        1999 Employee Stock Purchase Plan
                            (Full title of the plans)

                 ----------------------------------------------

                                  Gary J. Owen
                             Chief Financial Officer
                           SOMERA COMMUNICATIONS, INC.
                              5383 Hollister Avenue
                         Santa Barbara, California 93111
                                 (805) 681-3322
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             Jeffrey D. Saper, Esq.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050

                 ----------------------------------------------



                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                        Proposed                  Proposed
                                                       Amount to         Maximum                  Maximum              Amount of
                                                          be          Offering Price             Aggregate            Registration
       Title of Securities to be Registered           Registered        Per Share              Offering Price            Fee
------------------------------------------------    ---------------  -----------------        ----------------      ---------------
Common Stock, $0.001 par value per share, to be
   issued under the 1999 Stock Option Plan             1,948,502        $7.9163(1)               $15,424,927            $1,420.00

Common Stock, $0.001 par value per share, to be
   issued under the 1999 Employee Stock Purchase Plan    118,302        $ 6.729(1)               $   796,055            $   74.00

                                            TOTAL:     2,066,804                --               $16,220,982            $1,494.00
====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $7.9163 per share, which was the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on March 4, 2002 (the "Market Price"). The price per share for the Employee Stock Purchase Plan is 85% of the Market Price.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

         This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to an aggregate of 2,066,804 additional shares of Common Stock that may be issued under the Registrant's 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans") as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The contents of the Registrant's Form S-8 Registration Statement, Registration No. 333-93295, dated December 21, 1999, relating to the Registrant's 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan, are incorporated herein by reference.

Item 8.    Exhibits.
           --------

     Exhibit
     Number                    Description
     -------     -----------------------------------------------------------
      4.1*       1999 Stock Option Plan and form of agreements thereunder
      4.2*       1999 Employee Stock Purchase Plan
      5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
      23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants
      23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (contained in Exhibit 5.1)
      24.1       Power of Attorney (contained on page II-2)

-----------------------
* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-86927), as amended, declared effective by the Securities and Exchange Commission on November 11, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on March 6,
2002.

                                                SOMERA COMMUNICATIONS, INC.


                                                By:  /s/ GARY J. OWEN
                                                   -----------------------------
                                                   Gary J. Owen
                                                   Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick Darnaby and Gary J. Owen, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on March 6, 2002.



                Signature                                                       Title
----------------------------------------         -----------------------------------------------------------------------

/s/ RICK DARNABY
--------------------------------------           President, Chief Executive Officer and Director
Rick Darnaby                                     (Principal Executive Officer)

/s/ GARY J. OWEN
--------------------------------------
Gary J. Owen                                     Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ DAN FIRESTONE
--------------------------------------
Dan Firestone                                    Executive Chairman of the Board

/s/ WALTER G. KORTSCHAK
--------------------------------------
Walter G. Kortschak                              Director

/s/ PETER Y. CHUNG
--------------------------------------
Peter Y. Chung                                   Director

/s/ BARRY PHELPS
--------------------------------------
Barry Phelps                                     Director

/s/ GIL VARON
--------------------------------------
Gil Varon                                        Director

                                INDEX TO EXHIBITS


     Exhibit
     Number     Description
     -------    ------------------------------------------------------------

      4.1*      1999 Stock Option Plan and form of agreements thereunder
      4.2*      1999 Employee Stock Purchase Plan
      5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation
      23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants
      23.2      Consent of Counsel (contained in Exhibit 5.1)
      24.1      Power of Attorney (contained on page II-2)

-----------------------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-86927), as amended, declared effective by the Securities and Exchange Commission on November 11, 1999.